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                                 EXHIBIT 10.17
                    AMENDEMENT 2 TO SUPPLY CONTRACT BETWEEN
                       INTERMEDICS INC. AND THE COMPANY
                            DATED OCTOBER 20, 1995





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                        AMENDMENT 2 TO SUPPLY CONTRACT

        This Amendment is entered into as of October 20, 1995, by and between Intermedics Inc. ("ITM"), a Delaware corporation, and Cardiac Control Systems, Inc. ("CCS"), having a principal place of business at 3 Commerce Boulevard, Palm Coast, Florida 32164.

        WHEREAS ITM and CCS are parties to an amended and restated supply contract dated April 2, 1993 (the "Supply Contract") and

        WHEREAS ITM and CCS are also parties to an amended and restated license agreement also dated April 2, 1993 (the "License Agreement") and

        WHEREAS, under the terms of a promissory note and security agreement of even date herewith (the "Note"), ITM has agreed to loan CCS $1.0 million to assist CCS in its refinancing efforts and

        WHEREAS the parties now desire to amend the terms of the Supply Contract to conform it to certain provisions of the Note,

        THEREFORE, in consideration of the mutual promises set forth in this Amendment and other good and valuable consideration, the parties agree:

        1. A new paragraph is added to the end of section 2.1 of the Supply Contract which reads:

             Notwithstanding the foregoing, until the obligation under the promissory note and security agreement dated October 20, 1995, is satisfied, ITM may withhold $250 per packaged Lead from the applicable, above-quoted prices for the first 4,000 packaged Leads ordered after October 15, 1995. Thereafter, ITM may withhold $90 per packaged Lead until CCS satisfies its obligations under the promissory note and security agreement. Upon full satisfaction of the obligation under the promissory note and security agreement, the two sentences immediately preceding this sentence will be of no further effect.

        2.  The last two sentences of section 4.1 are deleted in their entirety.


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        Unless expressly modified by this Amendment, all other provisions in the
Supply Agreement will remain unchanged and in full force and effect.

Cardiac Control Systems, Inc.                  Intermedics Inc.


by: /s/ Alan J. Rabin                          by: /s/ John E. Garcia
   ----------------------------                   --------------------------
   Alan J. Rabin, President                       John E. Garcia, President